Exhibit 99.1

Nevro Announces Patent Litigation Update

Parties File to Dismiss Remaining Claims - Boston Scientific Represents It Has No

Plans to Launch High Frequency Products

REDWOOD CITY, Calif., July 30, 2018 /PRNewswire/ — Nevro Corp. (NYSE: NVRO), a global medical technology company that is providing innovative evidence-based solutions for the treatment of chronic pain, announced that it has filed with Boston Scientific a joint statement proposing dismissal of the declaratory judgment claims that remain outstanding in their patent dispute on the basis of Boston Scientific’s representations to the court that it has no plans to launch a high frequency product in the U.S.

Nevro’s complaint in this case, filed in November 2016, relied in part on Boston Scientific’s announced plans to release early in 2017 the results of its ACCELERATE study of high-frequency SCS therapies. The complaint anticipated that, based on those study results, Boston Scientific would imminently seek FDA approval and commercially launch a high-frequency product.

Since Nevro’s complaint was filed, Boston Scientific has extended the ACCELERATE study, and has not launched a high-frequency product commercially in the United States.

In the parties’ joint statement, Boston Scientific represented to the court that, as of now, it has not decided whether to launch a high frequency product and has not established a timeline for when such a decision might be made, if ever.

Boston Scientific further confirmed its public statements that the ACCELERATE study has been extended into 2019, with an estimated study completion date between April 2019 and

November 2019.

On the basis of Boston Scientific’s representations, Nevro and Boston Scientific agreed to dismissal of Nevro’s declaratory judgment claims without prejudice on the grounds that the dispute between the parties is not ripe.

Nevro believes its patents, including those upheld by the district court covering the frequency range 1.5kHz to 100kHz, preclude Boston Scientific from launching a high frequency system.

Upon entry of such dismissal, Nevro will proceed to appeal the portions of the court’s summary judgment rulings adverse to Nevro.

About Nevro

Headquartered in Redwood City, California, Nevro is a global medical technology company focused on providing innovative products that improve the quality of life of patients suffering from debilitating chronic pain. Nevro has developed and commercialized the Senza® spinal cord stimulation (SCS) system, an evidence-based, non-pharmacologic neuromodulation platform for the treatment of chronic pain. The Senza® system and Senza II™ system are the only SCS systems that deliver Nevro’s proprietary HF10® therapy. Senza, Senza II, HF10, Nevro and the Nevro logo are trademarks of Nevro Corp.

Forward-Looking Statements

This press release contains forward-looking statements with respect to our ongoing patent litigation proceedings with Boston Scientific, reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including our expectations regarding our ability to preclude Boston Scientific from commercially providing high frequency SCS therapy in the United States and our intentions of appealing certain components of the current ruling. These forward-looking statements are based upon information that is currently available to us or our current expectations, speak only as of the date hereof, and are subject to numerous risks and uncertainties. These factors are described in greater detail in our Quarterly Report on Form 10-Q that we filed on May 7, 2018, as well as any reports that we may file with the SEC in the future, may cause our actual results, performance or achievements to differ materially and adversely from those anticipated or implied by our forward-looking statements. We expressly disclaim any obligation, except as required by law, or undertaking to update or revise any such forward-looking statements.

Investor Relations Contact:

Nevro Investor Relations

(650) 433-3247

ir@nevro.com

SOURCE Nevro Corp.